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                  [Letterhead of Muldoon Murphy & Faucette LLP]



                                                                 Exhibit 5(a)(i)



                                October 25, 2002

New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York 11590

         Re: An Aggregate of Up to $275,898,000 of Unit Securities, Debt Securities, Warrants, Preferred Securities and Common Stock

Ladies and Gentlemen:

         We have acted as counsel to New York Community Bancorp, Inc. (the "Company") in connection with an offering of up to an aggregate of $275,898,000 of securities which include the remaining portion of the securities covered by Registration Statement No-333-86682 filed on April 19, 2002 and declared effective May 8, 2002, and the securities covered by the Registration Statement on Form S-3 which is being filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Registration Statement"). The securities consist of (1) debt securities (the "Debt Securities") of the Company, (2) certain guarantees by the Company ("Guarantees") with respect to the preferred securities ("Preferred Securities") to be issued by New York Community Capital Trust V (the "Trust"), (3) warrants to purchase shares of Common Stock of the Company ("Warrants") and (4) the shares of the Company common stock, par value $0.01 per share ("Common Stock") to be issued upon exercise of those Warrants. The term "Securities" as used herewith refers to all of the securities identified above. This opinion letter is Exhibit 5(a)(i) to the Registration Statement filed this date.

         The Securities are to be issued as part of or in connection with units ("Units"), each unit consisting of a Preferred Security and a Warrant to purchase Common Stock and are to be offered and sold as set forth in the Registration Statements, the Prospectuses contained therein and any amendments or supplements thereto (together, the "Prospectus").

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New York Community Bancorp, Inc.
October 25, 2002
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         The Registration Statements also relate to the proposed offer and sale by the Trust of its Preferred Securities, the legality and validity of which are addressed in the separate opinion of Morris, James, Hitchens, & Williams LLP, Wilmington, Delaware, counsel to the Trust and the Company, included in the Registration Statement filed this date.

         The Units are governed by a unit agreement ("Unit Agreement") to be entered into between the Company, the Trust and a unit agent or agents, which will be filed as an Exhibit to the Registration Statements or incorporated by reference therein. The Debt Securities are to be issued under the indenture and supplemental indenture in the form filed as Exhibits 4(i)(ii) and 4(j), respectively, to Registration Statement No-333-86682 filed by the Company on April 19, 2002 , with appropriate insertions (the "Indenture"), to be entered into by the Company and a trustee or trustees to be named by the Company, and conform to the description of such Debt Securities in the Prospectus. The Indenture was qualified under the Trust Indenture Act of 1939. The Guarantee will be set forth in the Preferred Securities Guarantee, to be entered into by the Company and a trustee or trustees to be named by the Company, which is qualified as an indenture under the Trust Indenture Act and filed as Exhibit 4(m)(ii) to the Registration Statements or incorporated by reference therein. The Guarantee conforms to the description thereof in the Prospectus. The Common Stock is to be issued under the Company's Certificate of Incorporation and conforms to the description thereof in the Prospectus. The Warrants are to be issued under a warrant agreement (the "Warrant Agreement") to be entered into by the Company and warrant agent or agents to be named by the Company that will be filed as an Exhibit to the Registration Statement or incorporated by reference therein and conform to the description thereof in the Prospectus. The Preferred Securities are to be issued under the terms of an amended and restated declaration of trust (the "Declaration") that is qualified as an indenture under the Trust Indenture Act of 1939, the form of which was filed as Exhibit 4(h)(ii) to the Current Report on Form 8-K filed by the Company on April 23, 2002. The Preferred Securities will conform to the description thereof in the Prospectus.

         Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with the issuance of the Securities. We have examined the Certificate of Incorporation, as amended, the By-laws of the Company, as amended, the Registration Statements, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

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New York Community Bancorp, Inc.
October 25, 2002
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Based on the foregoing, we are of the opinion that:

         upon the execution and delivery by the Company of the Indenture, the Warrant Agreement, the Preferred Securities Guarantee Agreement, or the Unit Agreement, as the case may be, following the completion of all required Corporate Proceedings, and the execution, issuance, and delivery, and the authentication by a duly appointed trustee or authenticating agent, of the Debt Securities and the Warrants, respectively, pursuant to such agreements, such Indenture, Warrant Agreement, and Preferred Securities Guarantee Agreement, as the case may be, will become valid and binding instruments, and any Debt Securities issuable thereunder will be legal, valid and binding obligations of the Company, and any Warrants or Common Stock issued upon the exercise of Warrants thereunder in accordance with the terms and provisions set forth in the Warrants and the Warrant Agreement will be duly and validly authorized and issued, fully paid, and nonassessable; except in each case as enforcement of provision of such instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles.

         The foregoing opinions assume that (1) the execution of the Indentures, the Warrant Agreement, the Preferred Securities Guarantee Agreement and the Debt Securities, as the case may be, is by an officer or officers of the Company authorized by the Corporate Proceedings; (2) the consideration designated in the applicable Corporate Proceedings for any Common Stock shall have been received by the Company in accordance with applicable law; (3) the Indentures, the Warrant Agreement and the Preferred Securities Guarantee Agreement shall have been duly authorized, executed, and delivered by all parties thereto other than the Company; and (4) that, at the time of the authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of such Securities, none of the particular terms of such Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

         We have also assumed (1) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officers of the Company without verifying the accuracy or truthfulness of such representations, and (2) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings.

         In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the State of New York and the United States of America and the Delaware

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New York Community Bancorp, Inc.
October 25, 2002
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General Corporation Law, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5(a)(i) to the Registration Statement filed on this date.

                                              Very truly yours,

                                              /s/ Muldoon Murphy & Faucette LLP

                                              MULDOON MURPHY & FAUCETTE LLP